                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to joint filing on behalf of each of them of a Statement on Schedule 13D with respect to the Ordinary Shares of Triton Energy Limited.

                                    PARTIES

Dated October   12, 1998            HM4 TRITON, L.P.
               ---


                                    By:       /s/ MICHAEL D. SALIM
                                             ----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated October   12, 1998            THOMAS O. HICKS
               ---


                                    By:       /s/ MICHAEL D. SALIM
                                             ----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated October   12, 1998            HM4/GP PARTNERS CAYMAN, L.P.
               ---


                                    By:       /s/ MICHAEL D. SALIM
                                             ----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated October   12, 1998            HM GP PARTNERS IV CAYMAN, L.P.
               ---


                                    By:       /s/ MICHAEL D. SALIM
                                             ----------------------------------
                                             Michael D. Salim, Attorney-in-Fact


Dated October   12, 1998            HM FUND IV CAYMAN, LLC
               ---

                                    By:       /s/ MICHAEL D. SALIM
                                             ----------------------------------
                                             Michael D. Salim, Attorney-in-Fact